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                                                                     EXHIBIT 3.1


                                SECOND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                          RESOURCES CONNECTION, INC.

     Resources Connection, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies as follows:

     FIRST: The name of the Corporation is Resources Connection, Inc. A Certificate of Incorporation of the Corporation was originally filed by the Corporation with the Secretary of State of the State of Delaware on November 16, 1998. The Corporation was originally incorporated under the name RC Transaction Corp. A Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on April 7, 2000 (as amended, the "Certificate of Incorporation") providing for a 10:1 stock split of all shares of stock of the Corporation. A Certificate of Amendment of Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on August 31, 2000, changing the name of the Corporation from RC Transaction Corp. to Resources Connection, Inc. and changing the name of the Class A Common Stock of the Corporation to "Common Stock".

     SECOND: This Second Restated Certificate of Incorporation restates, amends and supersedes the Certificate of Incorporation of the Corporation as originally filed and thereafter amended and restated, was duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL, and was approved by written consent of the stockholders of the Corporation given in accordance with the provisions of Section 228 of the DGCL (prompt notice of such action having been given to those stockholders who did not consent in writing).

     THIRD: This Second Restated Certificate of Incorporation shall become effective on December 20, 2000, immediately after the consummation of the Corporation's initial public offering of shares of its Common Stock and the simultaneous conversion of all shares of the Corporation's Class B Common Stock and the Corporation's Class C Common Stock to shares of the Corporation's Common Stock. At such time, the text of the Certificate of Incorporation will be amended, restated and superseded to read in its entirety as follows:

                                  ARTICLE I.

                                     NAME

          The name of this Corporation is Resources Connection, Inc.

                                  ARTICLE II.

                               REGISTERED AGENT

     The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of
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Wilmington, County of New Castle.

                                 ARTICLE III.

                                    PURPOSE

     The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV.

                                 CAPITAL STOCK

     A. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is forty million (40,000,000) shares, consisting of thirty-five million (35,000,000) shares of Common Stock, par value $.01 per share, and five million (5,000,000) shares of Preferred Stock, $.01 par value per share.

     B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the DGCL, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance thereof, but not below the number of shares thereof then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                  ARTICLE V.

                             MANAGEMENT AND BYLAWS

     For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

     A.   Management. The management of the business and the conduct of the
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affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

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          1.   Election and Tenure of Directors.
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                    a.  Subject to the rights of the holders of any series of
Preferred Stock to elect additional directors under specified circumstances, following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1993 Act"), covering the offer and sale of Common Stock to the public (the "Initial Public Offering"), the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

                    b. In the event that the Corporation is unable to have a classified Board of Directors under applicable law, Section A.1.a. of this
Article V shall not apply and all directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting.

                    c. No stockholder entitled to vote at an election for directors may cumulate votes to which such stockholder is entitled.

     Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          2.   Vacancies.
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                    a.  Subject to the rights of the holders of any series of
Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

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                    b.  If at the time of filling any vacancy or any newly
created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in offices as aforesaid, which election shall be governed by Section 211 of the DGCL.

          3.   Removal of Directors. The Board of Directors or any individual
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director may be removed from office at any time with or without cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on such removal.

     B.   Bylaws.
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          1.  Bylaw Amendments. Subject to paragraph (h) of Section 44 of the
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Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock of the Corporation entitled to vote. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

          2.  Written Ballot. The directors of the Corporation need not be
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elected by written ballot unless the Bylaws so provide.

          3.  Action Without Meeting. No action shall be taken by the
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stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws.

          4.  Stockholder Nominations. Advance notice of stockholder nominations
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for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

                                  ARTICLE VI.

                            LIMITATION OF LIABILITY

     A. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.

     B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

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                                 ARTICLE VII.

                             AMENDMENTS AND REPEAL

     A. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this
Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

     B. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, and VII.

     IN WITNESS WHEREOF, the undersigned has caused this Second Restated Certificate of Incorporation to be duly executed on behalf of the Corporation on December 14, 2000.

                                    RESOURCES CONNECTION, INC.

                                    By:__________________________________
                                        Stephen Giusto
                                        Chief Financial Officer and Secretary

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